EXHIBIT 99.1

Akorn Provides Third Quarter 2018 Results

LAKE FOREST, Ill., Nov. 06, 2018 (GLOBE NEWSWIRE) -- Akorn, Inc. (Nasdaq: AKRX), a leading specialty generic pharmaceutical company, today announced its financial results for the third quarter of 2018.

Business Highlights

  Revenues declined predominantly due to the effect of competition on key products such as Ephedrine Sulfate Injection, Lidocaine Ointment, Methylene Blue Injection and Nembutal
  In the third quarter of 2018, the decrease in revenues due to pricing was approximately 3% compared to the same period in 2017, the lowest drop in the trailing six quarters
  Overall portfolio well-balanced and diversified with no product contributing greater than 10% of total revenues
  Received six new ANDA approvals and launched three new ANDAs in the first 10 months of 2018
  Completed construction of new laboratory facilities at Decatur and Somerset manufacturing sites
  Completed installation and qualification of serialization equipment on all required packaging lines ahead of FDA’s November 2018 enforcement deadline for the Drug Supply Chain Security Act
  Continued to make progress on FDA action items and milestones as a result of recent inspections of our facilities in Decatur and Somerset, as well as data integrity assessments and remediation globally

Summary Financial Results for the Quarter Ended September 30, 2018

Akorn reported net revenue of $165.6 million for the three month period ended September 30, 2018, representing a decrease of $36.8 million, or 18.2%, as compared to net revenue of $202.4 million for the three month period ended September 30, 2017.  The decrease in net revenue in the period was primarily due to $39.6 million decline in organic revenue that was partially offset by $3.4 million net revenue increase in new products and product relaunches.  The $39.6 million decline in organic revenue was due to approximately $33.4 million, or 16.5% and $6.2 million, or 3.1%, in volume and price declines, respectively.  The organic revenue decline was principally due to the effect of competition on Ephedrine Sulfate Injection, Lidocaine Ointment, Methylene Blue Injection and Nembutal.

Consolidated gross profit for the quarter ended September 30, 2018 was $57.3 million, or 34.6% of net revenue, compared to $97.8 million, or 48.3% of net revenue, in the corresponding prior year quarter.  The decline in the gross profit percentage was principally due to increased operating costs associated with FDA compliance related improvement activities, unfavorable variances due to decreased production resulting from a planned maintenance shutdown at our Decatur manufacturing facility, as well as unfavorable product mix shifts.

GAAP net loss for the third quarter 2018 was $70.1 million, or $(0.56) per diluted share, compared to GAAP net loss of $2.9 million, or $(0.02) per diluted share, for the same quarter of 2017. Including a net adjustment of $63 million to net loss for non-GAAP items, adjusted diluted earnings per share for the third quarter 2018 were $(0.06), compared to $0.16 in the same quarter 2017, after a net adjustment of $23 million to net income for non-GAAP items.

Earnings before interest, taxes, depreciation and amortization (EBITDA) was $(56.2) million for the third quarter 2018 compared to $29.2 million for the third quarter 2017. Adjusted EBITDA, which is another non-GAAP measure used by management to evaluate the continuing operations of the Akorn business, was $10.0 million for the third quarter 2018, compared to $54.3 million for the third quarter 2017.  See "Non-GAAP Financial Measures" below.

Frequently Asked Questions

While we are not hosting a 3Q earnings call, we understand that investors have many questions about our business.  Below are answers to the more frequently asked questions.

What is serialization or the Drug Supply Chain Security Act (“DSCSA”)?  Why was the serialization project notable for Akorn?

Among other requirements, the DSCSA requires manufacturers to add a unique serial number to the unit of sale for each prescription pharmaceutical product.  In order to comply with this new requirement, Akorn and its contract manufacturing partners needed to install and qualify new equipment on each and every packaging line.  Akorn has incurred capital costs of approximately $50 million to date, and expects to spend up to $10 million more in late 2018 and 2019 to complete the customer requirements for data aggregation in its warehouses.

Akorn’s capital expenditures in recent years have been much higher than historical spending.  What level of spending should we expect going forward?

The higher spending was due to large discrete projects such as serialization, new quality control laboratories and facility modernization activities in Decatur and India.  Going forward, we expect capital spending to be below the 2018 run rate.

Can you provide an update on your ANDA pipeline?

As of October 31, 2018, Akorn had 62 ANDAs pending at the FDA, representing approximately $6.8 billion in annual branded and generic market value according to IQVIA.

Akorn Pending ANDA Filings, October 31, 2018:

Filed Age		Tentative Approval		< 24 Months		24 - 36 Months		> 36 Months		Total
values in millions		Count	Value *	Count	Value *	Count	Value *	Count	Value *	Count	Value *
Ophthalmic	Brand **	3	$440	2	$182	1	$124	7	$3,236	13	$3,982
	Generic	1	15	1	20	—	—	5	112	7	147
Injectable	Brand **	—	—	—	—	1	4	2	15	3	18
	Generic	1	315	4	183	3	84	13	1,127	21	1,709
Topical	Brand **	—	—	—	—	1	2	—	—	1	2
	Generic	—	—	2	368	1	11	4	89	7	468
Other	Brand **	—	—	—	—	—	—	—	—	—	—
	Generic	—	—	3	283	1	24	6	149	10	456
Total		5	$770	12	$1,036	8	$249	37	$4,728	62	$6,783

*The value, shown in millions, is the market size estimate based on IQVIA data for the trailing 12 months ended September 30, 2018 and excludes any trade and customary allowances and discounts. The IQVIA market size is not a forecast of our future sales.

**The label “brand” indicates that the pending ANDA filing is for a product that has not yet had generic competition, therefore the market value is that of the branded reference drug.  All filings reported in the table are generic filings.

What is the latest on the recent FDA inspections of Akorn’s Decatur and Somerset facilities?

Our Decatur facility received a Form 483 at the conclusion of an FDA inspection in May 2018, to which we submitted a robust response in early June. We have made substantial progress (approximately 80% of our action items are complete) and we are on track to complete the majority of the remaining action items by the end of 2018.

Our Somerset facility received a Form 483 following an FDA inspection ending in August 2018, to which we submitted a robust response in late September. We are on schedule with our action items and have made good progress already with approximately 45% of our action items completed.

What costs has Akorn incurred in connection with the assessments and remediation activities related to data integrity?

Year to date in 2018, we have incurred expenses of $23.7 million ($22.4 million charged to SG&A, $1.3 million to cost of goods) on the data integrity assessment and remediation efforts.

What are Akorn’s expectations for the appeal of the Delaware Court of Chancery ruling?

We believe in the merit of our appeal, but the ultimate decision is up to the Supreme Court of the State of Delaware, which will hear oral arguments on December 5, 2018. We cannot predict the timing of the decision, however, we were pleased that the Court granted our Motion to Expedite.

What happens if Akorn loses the appeal? When will you give guidance?

It is premature to communicate any forward-looking guidance; we appreciate your patience as we work through the appeal process. If we do not prevail, we will continue our focus on creating long-term shareholder value and advancing our mission to improve patients' lives through the quality, availability and affordability of our products.

What’s the value proposition for shareholders now?

Akorn has a long history of creating shareholder value through the manufacture and marketing of generic and branded prescription pharmaceuticals, as well as animal and consumer health products. We specialize in difficult-to-manufacture sterile and non-sterile dosage forms including ophthalmics, injectables, oral liquids, otics, topicals, inhalants and nasal sprays. While the ongoing litigation has created distractions and included many misleading and false allegations about Akorn, our commitment to running the business, complying with regulatory requirements and pursuing avenues for growth has not changed.

About Akorn:

Akorn, Inc. is a specialty generic pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois; Somerset, New Jersey; Amityville, New York; Hettlingen, Switzerland and Paonta Sahib, India that manufacture ophthalmic, injectable and specialty sterile and non-sterile pharmaceuticals. Additional information is available on Akorn’s website at www.akorn.com.

Non-GAAP Financial Measures:

To supplement Akorn’s financial results and guidance presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company uses certain non-GAAP (also referred to as “adjusted” or “non-GAAP adjusted”) financial measures in this press release and the accompanying tables, including (1) EBITDA, (2) adjusted EBITDA, (3) adjusted net income, and (4) adjusted diluted earnings per share.  These non-GAAP measures adjust for certain specified items that are described in the release. The Company believes that each of these non-GAAP financial measures are helpful in understanding its past financial performance and potential future results. The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for or superior to comparable GAAP measures.

Akorn’s management uses EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted earnings per share in managing and analyzing its business and financial condition.  Akorn’s management believes that the presentation of these and other non-GAAP financial measures provide investors greater transparency into Akorn’s ongoing results of operations allowing investors to better compare the Company’s results from period to period.

Investors should note that these non-GAAP financial measures used to present financial guidance are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time-to-time in the future there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; likewise, the Company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Because of the non-standardized definitions, the non-GAAP financial measures as used by Akorn in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the Company’s competitors and other companies.

Set forth below is the definition of each non-GAAP financial measure as used by the Company in this press release and a full reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measures.

EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization.

Adjusted EBITDA, as defined by the Company, is calculated as follows:

Net (loss) income, (minus) plus:

  Interest income (expense), net
  Provision for income taxes
  Depreciation, amortization and impairment of long-lived assets
  Non-cash expenses, such as share-based compensation expense, and amortization of deferred financing costs
  Other adjustments, such as legal settlements, restatement expenses and various acquisition and disposition related expenses

Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash or non-recurring operating expenses that have no impact on continuing cash flows as well as other items that are not expected to recur and therefore are not reflective of continuing operating performance.

Adjusted net (loss) income, as defined by the Company, is calculated as follows:

Net (loss) income, (minus) plus:

  Intangible asset amortization and impairment
  Non-cash expenses, such as non-cash interest, share-based compensation expense, and amortization of financing costs
  Other adjustments, such as legal settlements, restatement expenses and various acquisition and disposition related expenses
  Less gains related to acquisitions and divestitures
  Less an estimated tax provision, net of the benefit from utilizing net operating loss carry-forwards effected for the adjustments noted above

Adjusted diluted earnings per share, as defined by the Company, is equal to adjusted net income divided by the actual or anticipated diluted share count for the applicable period. The Company believes that adjusted net income and adjusted diluted earnings per share are meaningful financial indicators, to both Company management and investors, in that they exclude non-cash income and expense items that have no impact on current or future cash flows, as well as other income and expense items that are not expected to recur and therefore are not reflective of continuing operating performance.

The shortcomings of non-GAAP financial measures as guidance or performance measures are that they provide a view of the Company’s results of operations without including all events during a period. For example, Adjusted EBITDA does not take into account the impact of capital expenditures on either the liquidity or the financial performance of the Company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense. Adjusted net income does not take into account non-cash expenses that reflect the amortization of past expenditures, or include share-based compensation, which is an important and material element of the Company's compensation package for its directors, officers and other key employees. Due to the inherent limitations of non-GAAP financial measures, investors should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most directly comparable GAAP measures as presented in this press release.

Forward Looking Statements

This press release includes statements that may constitute "forward looking statements," including regarding future capital expenditures, continued efforts to evaluate and improve practices and procedures to ensure compliance with FDA regulations, and the expected timing or outcome of court decisions. When used in this document, the words “anticipate,” “continues,” “expect,” “will,” and similar expressions are generally intended to identify forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the difficulty of predicting the timing of the evaluation and improvement of practices and procedures or the timing or outcome of court filings or decisions; costs, risks, and uncertainties associated with pending evaluation and process improvement matters; changes in the laws and regulations and such other risks and uncertainties outlined in the risk factors detailed in Part I, Item 1A, “Risk Factors,” of Akorn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (as filed with the Securities and Exchange Commission (“SEC”) on February 28, 2018) and in Part II, Item 1A, “Risk Factors,” of Akorn’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2018 and June 30, 2018 (as filed with the SEC on May 2, 2018 and August 1, 2018), and other risk factors identified from time to time in our filings with the SEC. Except as expressly required by law, Akorn disclaims any intent or obligation to update these forward-looking statements.

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues, net	165,625	202,428	540,632	654,988
Cost of sales (exclusive of amortization of intangibles, included within operating expenses below)	108,363	104,665	319,863	305,687
GROSS PROFIT	57,262	97,763	220,769	349,301

Selling, general and administrative expenses	63,173	53,404	209,850	154,968
Acquisition-related costs	24	34	99	121
Research and development expenses	35,389	12,250	140,627	39,417
Amortization of intangibles	13,613	15,316	39,985	46,291
Impairment of intangible assets	6,699	7,599	8,825	10,657
Litigation rulings and settlements	14,344	400	13,944	(870)
TOTAL OPERATING EXPENSES	133,242	89,003	413,330	250,584
OPERATING (LOSS) INCOME	(75,980)	8,760	(192,561)	98,717
Amortization of deferred financing costs	(1,304)	(1,304)	(3,912)	(3,912)
Interest expense, net	(11,691)	(9,592)	(32,331)	(28,538)
Other non-operating (expense) income, net	436	199	(18)	3,872

(LOSS) INCOME BEFORE INCOME TAXES	(88,539)	(1,937)	(228,822)	70,139
Income tax (benefit) provision	(18,399)	960	(41,951)	29,472

CONSOLIDATED NET (LOSS) INCOME	(70,140)	(2,897)	(186,871)	40,667
CONSOLIDATED NET (LOSS) INCOME PER SHARE
CONSOLIDATED NET (LOSS) INCOME PER SHARE, BASIC	(0.56)	(0.02)	(1.49)	0.33
CONSOLIDATED NET (LOSS) INCOME PER SHARE, DILUTED	(0.56)	(0.02)	(1.49)	0.33

SHARES USED IN COMPUTING NET (LOSS) INCOME PER SHARE
BASIC	125,462	124,986	125,346	124,691
DILUTED	125,462	124,986	125,346	125,046

COMPREHENSIVE (LOSS) INCOME
Consolidated net (loss) income	(70,140)	(2,897)	(186,871)	40,667
Unrealized holding (loss) gain on available-for-sale securities, net of tax of $2 and $3 for the three month periods ended September 30, 2018 and 2017, and $3 and ($158) for the nine month periods ended September 30, 2018 and 2017 respectively.	(4)	(5)	(9)	267
Foreign currency translation (loss) gain	(4,669)	(1,137)	(11,867)	4,128
Pension liability adjustment gain, net of tax of ($1) and ($6) for the three months ended September 30, 2018 and 2017, and ($3) and ($69) for the nine month periods ended September 30, 2018 and 2017 respectively.	4	24	12	271
COMPREHENSIVE (LOSS) INCOME	(74,809)	(4,015)	(198,735)	45,333

AKORN, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In Thousands, Except Share Data)

	September 30, 2018 (Unaudited)	December 31, 2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$275,346	$368,119
Trade accounts receivable, net	163,715	141,383
Inventories, net	194,782	183,568
Prepaid expenses and other current assets	35,165	37,081
TOTAL CURRENT ASSETS	669,008	730,151
PROPERTY, PLANT AND EQUIPMENT, NET	333,310	313,418
OTHER LONG-TERM ASSETS
Goodwill	283,217	285,310
Intangible assets, net	416,552	569,484
Deferred tax assets	6,100	6,521
Other non-current assets	7,003	4,627
TOTAL OTHER LONG-TERM ASSETS	712,872	865,942
TOTAL ASSETS	$1,715,190	$1,909,511
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Trade accounts payable	$59,323	$51,976
Purchase consideration payable	—	3,901
Income taxes payable	6,739	15,775
Accrued royalties	4,306	5,902
Accrued compensation	23,433	12,286
Accrued administrative fees	35,883	38,598
Accrued expenses and other liabilities	62,890	42,651
TOTAL CURRENT LIABILITIES	192,574	171,089
LONG-TERM LIABILITIES:
Long-term debt (net of non-current deferred financing costs)	819,107	815,195
Deferred tax liability	2,511	43,404
Other long-term liabilities	48,710	48,578
TOTAL LONG-TERM LIABILITIES	870,328	907,177
TOTAL LIABILITIES	1,062,902	1,078,266
SHAREHOLDERS’ EQUITY
Common stock, no par value – 150,000,000 shares authorized; 125,492,373 and 125,090,522 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively.	570,250	550,472
Retained earnings	107,870	294,741
Accumulated other comprehensive loss	(25,832)	(13,968)
TOTAL SHAREHOLDERS’ EQUITY	652,288	831,245
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,715,190	$1,909,511

AKORN, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In Thousands) (Unaudited)

	Nine Months Ended September 30,
	2018	2017
OPERATING ACTIVITIES:
Consolidated net (loss) income	$(186,871)	$40,667
Adjustments to reconcile consolidated net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	61,101	63,792
Amortization of debt financing costs	3,912	3,912
Impairment of intangible assets	112,998	15,678
Non-cash stock compensation expense	17,199	15,626
Income from available-for-sale securities	—	(3,032)
Deferred income taxes, net	(42,726)	(3,407)
Loss on sale of available-for-sale securities	—	199
Other	467	253
Changes in operating assets and liabilities:
Trade accounts receivable	(22,269)	94,520
Inventories, net	(11,422)	(7,286)
Prepaid expenses and other current assets	(2,016)	(22,469)
Trade accounts payable	10,752	(1,782)
Accrued expenses and other liabilities	22,135	11,780
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(36,740)	$208,451
INVESTING ACTIVITIES:
Proceeds from disposal of assets	28	4,811
Payments for intangible assets	(50)	(200)
Purchases of property, plant and equipment	(51,045)	(77,538)
NET CASH USED IN INVESTING ACTIVITIES	$(51,067)	$(72,927)
FINANCING ACTIVITIES:
Proceeds from the exercise of stock options	546	9,314
Stock compensation plan withholdings for employee taxes	(776)	(2,079)
Payment of contingent acquisition liabilities	(4,793)	—
Lease payments	(10)	—
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	$(5,033)	$7,235
Effect of exchange rate changes on cash and cash equivalents	(900)	598
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	$(93,740)	$143,357
Cash and cash equivalents, and restricted at beginning of period	369,889	204,034
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT END OF PERIOD	$276,149	$347,391
SUPPLEMENTAL DISCLOSURES:
Amount paid for interest	$40,487	$33,691
Amount paid for income taxes, net	$9,667	$44,155
Additional capital expenditures included in accounts payable	$10,504	$9,734

Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Adjusted EBITDA (In Thousands) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
CONSOLIDATED NET (LOSS) INCOME	$(70,140)	$(2,897)	$(186,871)	$40,667

ADJUSTMENTS TO ARRIVE AT EBITDA:
Depreciation expense	7,050	6,265	21,116	17,502
Amortization expense	13,613	15,316	39,985	46,291
Interest expense, net	11,691	9,592	32,331	28,538
Income tax (benefit) provision	(18,399)	960	(41,951)	29,472
EBITDA	(56,185)	29,236	(135,390)	162,470

NON-CASH AND OTHER NON-RECURRING INCOME AND EXPENSES
Merger and Acquisition-related expenses	9,469	(1,087)	35,101	7,475
Data Integrity Investigations	5,763	—	22,399	—
Non-cash stock compensation expense	5,746	5,782	17,199	15,626
Impairment of Intangible assets	29,648	7,599	112,998	15,678
Loss (Gain) from asset sales	(199)	33	(201)	(2,804)
Amortization of deferred financing costs	1,304	1,304	3,912	3,912
Restatement Expense	69	10,575	(746)	15,756
(Gain) Loss on disposal of fixed assets	(5)	424	(23)	(53)
Litigation rulings and settlements	14,344	400	13,944	(870)
ADJUSTED EBITDA	$9,954	$54,266	$69,193	$217,190

Note:  For the three and nine month periods ended September 30, 2018, Net (loss) from continuing operations, EBITDA, and Adjusted EBITDA include approximately $1.0 million and $10.5 million, respectively, of pre-tax expenses related to the TheraTears® direct-to-consumer advertising campaign, and approximately $4.0 million and $15.0 million, respectively, of pre-tax expenses related to failure to supply penalties which are recorded as a reduction of net revenue.  These amounts are not included as adjustments to arrive at EBITDA and Adjusted EBITDA.

Reconciliation of GAAP Net Income to non-GAAP Adjusted Net Income (In Thousands, Except Per Share Data) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
CONSOLIDATED NET (LOSS) INCOME	$(70,140)	$(2,897)	$(186,871)	$40,667

Income tax (benefit) provision	(18,399)	960	(41,951)	29,472

(LOSS) INCOME BEFORE INCOME TAXES	$(88,539)	$(1,937)	$(228,822)	$70,139

ADJUSTMENTS TO ARRIVE AT ADJUSTED NET INCOME:
Merger and Acquisition-related expenses (1, 2)	9,469	(1,087)	35,101	7,475
Data Integrity Investigations (2)	5,763	—	22,399	—
Restatement expenses (2)	69	10,575	(746)	15,756
Non-cash stock compensation expense (2, 3, 4)	5,746	5,782	17,199	15,626
Amortization expense (6)	13,613	15,316	39,985	46,291
Loss from asset sales (5)	(199)	33	(201)	(2,804)
Impairment of intangible assets (3, 7)	29,648	7,599	112,998	15,678
Amortization of deferred financing costs (5)	1,304	1,304	3,912	3,912
(Gain) Loss on disposal of fixed assets (2)	(5)	424	(23)	(53)
Litigation rulings and settlements (9)	14,344	400	13,944	(870)

ADJUSTED (LOSS) INCOME BEFORE INCOME TAX	$(8,787)	$38,409	$15,746	$171,150

Option exercise and RSU vesting tax impact (8)	(1,278)	466	(2,416)	1,289
ADJUSTMENT TO INCOME TAX (BENEFIT) PROVISION	(596)	17,391	6,013	70,594
TOTAL ADJUSTED INCOME TAX (BENEFIT) PROVISION	$(1,874)	$17,857	$3,597	$71,883

ADJUSTED NET (LOSS) INCOME	$(6,913)	$20,552	$12,149	$99,267

ADJUSTED DILUTED EARNINGS PER SHARE	$(0.06)	$0.16	$0.10	$0.79

(1) - Excluded from acquisition-related expenses
(2) - Excluded from SG&A expenses
(3) - Excluded from R&D expenses
(4) - Excluded from cost of goods sold
(5) - Excluded from Other non-operating (expense) income, net
(6) - Excluded from amortization of intangibles
(7) - Excluded from impairment of intangibles
(8) - Included in income tax expense
(9) - Litigation rulings and settlements

Investors/Media:
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